For Immediate Release

Contact:	Alex Lombardo or Nikki Sacks Investors (608) 661-4791	Liz Brady Media (646) 277-1226

Great Wolf Resorts Reports 2009 Third Quarter Results

-Adjusted EBITDA of $24.8 million Exceeds Top End of Guidance-

MADISON, Wis., November 4, 2009—Great Wolf Resorts, Inc. (NASDAQ: WOLF), North America’s leading family of indoor waterpark resorts, reported results today for the third quarter ended September 30, 2009.

Third Quarter 2009 Highlights

•	Adjusted EBITDA increases 7.7% to $24.8 million, over the third quarter of 2008.

•	Same store RevPAR for Generation II resorts declined 4.0 percent on a constant dollar basis as compared to the third quarter of 2008, substantially better than industry average decline of 16.9 percent.

For the third quarter ended September 30, 2009, the Company reported net loss of $(42.1) million, or $(1.35) per diluted share, compared to net income of $2.2 million, or $0.07 per diluted share for the same period a year earlier. The 2009 results include (1) a non-cash charge of $28.5 million to establish a valuation allowance against its deferred tax assets, and (2) a non-cash impairment charge of $24.0 million related to the Company’s Blue Harbor Resort & Conference Center in Sheboygan, Wisconsin.

“Adjusted EBITDA in the third quarter of 2009 was the highest in the Company’s history, driven by our industry-leading RevPAR performance combined with our resort-level cost controls,” said Kim Schaefer, chief executive officer. “Our third quarter, which includes the summer vacation months, is dominated by leisure travelers, who have continued to seek out the high value family vacation that Great Wolf’s resorts offer. From an operating perspective, our third quarter results were encouraging and underscore the relative strength of our brand.”

Ms. Schaefer concluded, “We believe we have growth opportunities ahead as we employ a disciplined capital allocation strategy, focusing on licensing arrangements and joint ventures in order to expand the geographic reach of our brand. With meaningful improvements to our operations and our balance sheet the last 18 months, we are now positioned for the near and long-term with a lower cost structure, improved liquidity position, and a capable management team.”

Operating Results

In the third quarter of 2009, adjusted EBITDA increased 7.7 percent to $24.8 million from $23.0 million in the third quarter of 2008. Total revenues increased 10.7 percent to $76.8 million from $69.4 million in the third quarter of 2008.

In light of the challenging economic environment, the Company remained focused on minimizing controllable costs. The three categories that make up the majority of controllable costs are resort departmental expenses, selling, general and administrative (SG&A) costs and property operating costs. As a percentage of revenues, these costs were 61.9 percent compared to 59.1 percent in the 2008 third quarter. The slight year over year increase in costs was primarily due to less capitalized labor and overhead costs for construction projects in 2009 as compared to 2008, and the effect of the ramping up of operations at the Company’s Concord, North Carolina resort that opened in March 2009.

Brand Results

Same store revenue per available room (RevPAR) in the third quarter of 2009 was down 5.5 percent (4.7 percent using constant dollars, which normalizes the foreign currency translation effect on operating statistics of the Company’s Canadian resort), compared to the 16.9 percent RevPAR decline for the overall U.S. hotel industry according to Smith Travel Research data. Same-store occupancy was down 190 basis points. In the third quarter of 2009, approximately 93 percent of the Company’s system-wide room revenue was from leisure guests. Same store average daily rate (ADR) declined 2.9 percent (2.2 percent using constant dollars). Total same store revenue per occupied room (Total RevPOR), which includes revenue from rooms, food and beverage, and other amenities, decreased 2.3 percent (1.6 percent using constant dollars).

Same store RevPAR for Great Wolf’s Generation II resorts, which are generally larger resorts that better represent the Company’s current resort development model and contribute more than 80 percent of the Company’s Adjusted EBITDA, was down 5.0 percent (4.0 percent using constant dollars) versus 2008. Same store occupancy was down 160 basis points, with group occupancy up slightly, offset by a larger decline in leisure occupancy. Same store ADR declined 2.9 percent (1.9 percent using constant dollars), while total RevPOR for Generation II resorts decreased 2.4 percent (1.4 percent using constant dollars).

The Company’s third quarter 2009 same store operating statistics do not reflect the results of two Generation II resorts:

•	Grapevine, Texas, which underwent a significant expansion completed early in first quarter 2009.

•	Concord, North Carolina, which opened at the end of first quarter 2009.

Balance Sheet and Liquidity

As of the end of the third quarter, the Company has no debt maturities until July 2011 and no significant long-term capital commitments for construction or development of new properties. Over the near term, the Company intends to utilize the substantial portion of its free cash flow to manage its balance sheet leverage.

As of September 30, 2009, the Company had:

•	Unrestricted cash and cash equivalents: $28.0 million

•	Total secured debt: $472.5 million

•	Total unsecured debt: $80.5 million

•	Weighted average cost of total debt: 6.7%

•	Weighted average debt maturity: 5.8 years

Outlook and Guidance

The Company provides the following outlook and earnings guidance for the fourth quarter and updates its full year 2009 guidance. The outlook and earnings guidance information is based on the Company’s current assessment of business conditions, including consumer demand and discretionary spending trends. The Company may update any portion of its business outlook at any time as conditions dictate:

(amounts in millions, except per share data)	Q4 2009		Full year 2009

	Low	High	Low	High

Net income (loss)	$(20.2)	$(17.2)	$(73.8)	$(70.8)

Net income (loss) per diluted share	$(0.65)	$(0.55)	$(2.36)	$(2.26)

Adjusted EBITDA (a)	$7.0	$10.0	$64.2	$67.2

(a)	For reconciliations of Adjusted EBITDA, see tables accompanying this press release.

The forecast above assumes fourth quarter 2009 same store RevPAR declines of 2 percent to 4 percent in constant dollars versus fourth quarter 2008.

Adjusted EBITDA is a non-GAAP financial measure within the meaning of the Securities and Exchange Commission (SEC) regulations. See the discussion below in the “Non-GAAP Financial Measure” section of this press release. A reconciliation of Adjusted EBITDA is provided in the tables of this press release.

Conference Call

Great Wolf Resorts will hold a 2009 third quarter results conference call today at 9:00 a.m. ET, hosted by Chief Executive Officer Kim Schaefer and Chief Financial Officer Jim Calder. Stockholders and other interested parties may listen to a simultaneous webcast of the conference call on the Internet by logging onto the Company’s Web site, www.greatwolf.com, and clicking on “Corporate Site” at the bottom of the page. . Interested parties may also call 1-877-407-9039, or for international callers 1-201-689-8470. A recording of the call will be available by telephone until midnight on November 11, 2009 by dialing 1-877-660-6853, or for international callers 1-201-612-7415, using account number 3055 along with the conference ID 335547.

Non-GAAP Financial Measure

Included in this press release is a “non-GAAP financial measure,” which is a measure of the Company’s historical or future performance that is different from measures calculated and presented in accordance with GAAP, within the meaning of applicable SEC rules, that Great Wolf Resorts believes is useful to investors. The following discussion defines Adjusted EBITDA and presents the reasons the Company believes it is a useful measure of the Company’s performance. Great Wolf Resorts defines Adjusted EBITDA as net income (loss) plus (a) interest expense, net, (b) income taxes, (c) depreciation and amortization, (d) non-cash employee compensation and professional fees, (e) costs associated with early extinguishment of debt or postponement of debt offerings, (f) opening costs of resorts under development, (g) equity in earnings (loss) of unconsolidated related parties, (h) loss on disposition of property, (i) other unusual or non-recurring items, and (j) minority interests. Adjusted EBITDA as calculated by the Company is not necessarily comparable to similarly titled measures by other companies. In addition, Adjusted EBITDA (a) does not represent net income or cash flows from operations as defined by GAAP, (b) is not necessarily indicative of cash available to fund the Company’s cash flow needs, and (c) should not be considered as an alternative to net income, operating income, cash flows from operating activities or the Company’s other financial information as determined under GAAP.

Management believes Adjusted EBITDA is useful to an investor in evaluating the Company’s operating performance because a significant portion of its assets consists of property and equipment that are depreciated over their remaining useful lives in accordance with GAAP. Because depreciation and amortization are non-cash items, management believes that presentation of Adjusted EBITDA is a useful measure of the Company’s operating performance. Also, management believes measures such as Adjusted EBITDA are widely used in the hospitality and entertainment industries to measure operating performance.

Therefore, the Company presents Adjusted EBITDA because it may help investors to compare Great Wolf Resorts’ ongoing performance before the effect of various items that do not directly affect the Company’s ongoing operating performance.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding Great Wolf Resorts’ future financial position, business strategy, projected levels of growth, projected costs and projected performance and financing needs, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Great Wolf Resorts, Inc. and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the Company’s ability to control or predict. Such factors include, but are not limited to, competition in the Company’s markets, changes in family vacation patterns and consumer spending habits, regional or national economic downturns, the Company’s ability to attract a significant number of guests from its target markets, economic conditions in its target markets, the impact of fuel costs and other operating costs, the Company’s ability to develop new resorts in desirable markets or further develop existing resorts on a timely and cost efficient basis, the Company’s ability to manage growth, including the expansion of the Company’s infrastructure and systems necessary to support growth, the Company’s ability to manage cash and obtain additional cash required for growth, the general tightening in the U.S. lending markets, potential accidents or injuries at its resorts, decreases in travel due to pandemic or other widespread illness, its ability to achieve or sustain profitability, downturns in its industry segment and extreme weather conditions, increases in operating costs and other expense items and costs, uninsured losses or losses in excess of the Company’s insurance coverage, the Company’s ability to protect its intellectual property, trade secrets and the value of its brands, current and possible future legal restrictions and requirements. A further description of these risks, uncertainties and other matters can be found in the Company’s annual report and other reports filed from time to time with the Securities and Exchange Commission, including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, both filed with the Securities and Exchange Commission. Great Wolf Resorts cautions that the foregoing list of important factors is not complete and assumes no obligation to update any forward-looking statement that it may make.

Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to Great Wolf Resorts or persons acting on its behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

About Great Wolf Resorts, Inc.

Great Wolf Resorts, Inc.® (NASDAQ: WOLF), Madison, Wis., is North America’s largest family of indoor waterpark resorts, and, through its subsidiaries and affiliates, owns, licenses and/or operates its family resorts under the Great Wolf Lodge® and Blue Harbor Resort™ brands. Great Wolf Resorts is a fully integrated resort company with Great Wolf Lodge locations in: Wisconsin Dells, Wis.; Sandusky, Ohio; Traverse City, Mich.; Kansas City, Kan.; Williamsburg, Va.; the Pocono Mountains, Pa.; Niagara Falls, Ontario; Mason, Ohio; Grapevine, Texas; Grand Mound, Wash.; and Concord, N.C.; and Blue Harbor Resort & Conference Center in Sheboygan, Wis. Through Great Wolf Resorts’ environmental sustainability program, Project Green Wolf™, the Company is the first and only national hotel chain to have all US properties Green Seal™ Certified – Silver.

The Company’s resorts are family-oriented destination facilities that generally feature 300 – 600 rooms and a large indoor entertainment area measuring 40,000 – 100,000 square feet. The all-suite properties offer a variety of room styles, arcade/game rooms, fitness rooms, themed restaurants, spas, supervised children’s activities and other amenities. Additional information may be found on the Company’s Web site at www.greatwolf.com.

Great Wolf Resorts, Inc.
Consolidated Statements of Operations
(Unaudited; dollars in thousands, except per share amounts)
		Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
		September	September	September	September
		30, 2009	30, 2008	30, 2009	30, 2008

Revenues:
	Rooms	$46,214	$40,994	$122,869	$115,801
	Food and beverage	11,877	10,088	33,084	30,751
	Other hotel operations	11,333	9,759	30,458	28,439
	Management and other fees	1,828	2,630	5,253	6,655

		71,252	63,471	191,664	181,646
	Other revenue from managed properties	5,575	5,942	16,095	14,993

Total revenues		76,827	69,413	207,759	196,639
Operating expenses:
	Resort departmental expenses	24,484	21,415	67,433	62,711
	Selling, general and administrative	14,886	11,339	45,276	41,431
	Property operating costs	8,192	8,239	24,065	24,206
	Opening costs for resorts under development	34	403	6,858	4,350
	Depreciation and amortization	15,136	11,995	42,352	34,755
	Loss on disposition of property	11	317	202	317
	Asset impairment loss	24,000	—	24,000	—
		86,743	53,708	210,186	167,770
	Other expenses from managed properties	5,575	5,942	16,095	14,993

Total operating expenses		92,318	59,650	226,281	182,763
Operating (loss) income		(15,491)	9,763	(18,522)	13,876
Gain on sale of investment		(962)	—	(962)	—
Investment income		(310)	(625)	(1,030)	(1,629)
Interest income		(131)	(279)	(467)	(1,178)
Interest expense		9,671	6,808	24,715	20,599

(Loss) income before equity in loss of unconsolidated affiliates and income
taxes		(23,759)	3,859	(40,778)	(3,916)
Income tax expense (benefit)		18,267	1,755	11,484	(1,282)
Equity in loss (income) of unconsolidated affiliates, net of tax		122	(67)	1,237	1,612

Net (loss) income		$(42,148)	$2,171	$(53,499)	$(4,246)

Net (loss) income per share:
	Basic	$(1.35)	$0.07	$(1.72)	$(0.14)
	Diluted	$(1.35)	$0.07	$(1.72)	$(0.14)
Weighted average common shares outstanding:
	Basic	31,291	30,841	31,179	30,794
	Diluted	31,291	30,841	31,179	30,794

Great Wolf Resorts, Inc.
Reconciliations of Non-GAAP Financial Measures
(Unaudited; dollars in thousands, except per share amounts)
		Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
		September	September	September	September
		30, 2009	30, 2008	30, 2009	30, 2008

Net (loss) income		$(42,148)	$2,171	$(53,499)	$(4,246)
Adjustments:
	Opening costs for resorts under development	34	403	6,858	4,350
	Non-cash employee compensation and professional fees	359	(97)	828	(7)
	Separation payments	467	—	467	1,258
	Environmental liability costs	(10)	30	22	262
	Depreciation and amortization	15,136	11,995	42,352	34,755
	Loss on disposition of property	11	317	202	317
	Asset impairment loss	24,000	—	24,000	—
	Gain on sale of investment	(962)	—	(962)	—
	Interest expense, net	9,540	6,529	24,248	19,421
	Equity in loss (income) of unconsolidated affiliates, net of tax	122	(67)	1,237	1,612
	Income tax expense (benefit)	18,267	1,755	11,484	(1,282)

Adjusted EBITDA (1)		$24,816	$23,036	$57,237	$56,440

Great Wolf Resorts, Inc.
Operating Statistics - Great Wolf Lodge Resorts
	Three Months Ended September 30,			Nine Months Ended September 30,
	2009	2008		2009	2008
Great Wolf Lodge Brand Properties — All
Occupancy	69.4%		72.6%	64.2%	68.6%
		$
ADR	$249.64		259.29	$245.88	$256.61
		$
RevPAR	$173.30		188.27	$157.86	$175.95
		$
Total RevPOR	$377.55		388.43	$376.70	$390.62
		$
Total RevPAR	$262.09		282.04	$241.84	$267.83
Great Wolf Lodge Brand Properties — Same Store (2)
Occupancy	70.4%		72.3%	64.5%	67.4%
		$
ADR	$243.83		251.19	$239.39	$250.70
		$
RevPAR	$171.70		181.61	$154.40	$168.99
		$
Total RevPOR	$367.45		376.21	$361.83	$376.28
		$
Total RevPAR	$258.75		272.00	$233.37	$253.63
Great Wolf Lodge Brand Properties — Consolidated (3)
Occupancy	67.9%		72.4%	63.6%	69.0%
		$
ADR	$259.91		270.67	$261.94	$271.59
		$
RevPAR	$176.55		196.01	$166.66	$187.30
		$
Total RevPOR	$387.66		397.80	$394.74	$406.86
		$
Total RevPAR	$263.33		288.07	$251.15	$280.58
Great Wolf Lodge Brand Properties — Consolidated — Same Store
Occupancy	68.9%		71.8%	65.0%	68.6%
		$
ADR	$254.78		258.86	$261.28	$266.13
		$
RevPAR	$175.50		185.91	$169.96	$182.61
		$
Total RevPOR	$374.63		378.14	$388.79	$394.66
		$
Total RevPAR	$258.06		271.57	$252.90	$270.80
Great Wolf Lodge Brand — Generation I Resorts — Same Store (4)
Occupancy	65.5%		67.8%	57.7%	62.1%
		$
ADR	$195.54		202.13	$192.66	$198.72
		$
RevPAR	$128.05		137.14	$111.12	$123.45
		$
Total RevPOR	$287.79		295.10	$288.78	$295.27
		$
Total RevPAR	$188.46		200.21	$166.56	$183.42
Great Wolf Lodge Brand — Generation II Resorts — Same Store (5)
Occupancy	73.2%		74.8%	69.3%	71.1%
		$
ADR	$268.37		276.47	$266.94	$282.73
		$
RevPAR	$196.50		206.88	$185.07	$201.12
		$
Total RevPOR	$407.93		417.99	$404.90	$426.20
		$
Total RevPAR	$298.68		312.78	$280.72	$303.17
The company defines its operating statistics as follows:
	Occupancy is calculated by dividing total occupied rooms by total available rooms.
	Average daily rate (ADR) is the average daily room rate charged and is calculated by dividing total rooms revenue by total occupied rooms.
	Revenue per available room (RevPAR) is the product of (a) occupancy and (b) ADR.
	Total revenue per occupied room (Total RevPOR) is calculated by dividing total resort revenue (including revenue from rooms, food and beverage, and other
	amenities) by total occupied rooms.
	Total revenue per available room (Total RevPAR) is the product of (a) occupancy and (b) Total RevPOR.

Great Wolf Resorts, Inc.
Reconciliations of Outlook Financial Information (6)
(in thousands, except per share amounts)
		Three Months
		Ending	Year Ending
		December 31,	December 31,
		2009	2009
Net loss		$(18,700)	$(72,300)
Adjustments:
	Opening costs of resorts under development	—	6,900
	Non-cash employee compensation and professional fees	400	1,200
	Separation payments	—	500
	Environmental liability costs	—	50
	Depreciation and amortization	15,400	57,700
	Loss on disposition of property	—	210
	Asset impairment loss	—	24,000
	Gain on sale of investment	—	(960)
	Interest expense, net	9,700	33,900
	Equity in loss in unconsolidated affiliates	1,500	2,500
	Income tax expense	200	12,000
		$	$
Adjusted EBITDA (1)		8,500	65,700

Net loss per share:
	Basic	$(0.60)	$(2.31)
	Diluted	$(0.60)	$(2.31)
Weighted average shares outstanding:
	Basic	31,300	31,300
	Diluted	31,300	31,300

(1)	See discussion of Adjusted EBITDA located in the “Non-GAAP Financial Measures” section of this press release.
(2)
Same store properties comparison includes Great Wolf Lodge resorts that were open for the full periods in both 2009 and 2008 (excludes the company’s Grapevine resort, due to a significant expansion that opened at that resort in December 2008).

(3)
Consolidated properties comparison includes Great Wolf Lodge resorts that are consolidated for financial reporting purposes (that is, the company’s Traverse City, Kansas City,
Williamsburg, Pocono Mountains, Mason, Grapevine and Concord resorts).

(4)	Generation I properties same store comparison includes only Great Wolf Lodge resorts of approximately 300 rooms or less that were open for all of both Q3 2009 and Q3 2008.
(5)
Generation II properties same store comparison includes only Great Wolf Lodge resorts of approximately 400 rooms or more that were open for all of both Q3 2009 and Q3 2008 (excludes the company’s Grapevine resort, due to a significant expansion that opened at that resort in
December 2008).

(6)	The company’s outlook reconciliations use the mid-points of its estimates of Adjusted EBITDA.